Exhibit 99.1

BancFirst Corporation Reports Second Quarter Earnings

OKLAHOMA CITY, July 18, 2019 /PRNewswire/ -- BancFirst Corporation (NASDAQ GS:BANF) reported net income of $34.2 million, or $1.02 diluted earnings per share, for the second quarter of 2019 compared to net income of $30.6 million, or $0.91 diluted earnings per share, for the second quarter of 2018. Net income for the six months ended June 30, 2019 was $66.0 million, or $1.98 per share, compared to $60.2 million, or $1.80 per share, for the first half of 2018. On January 11, 2018 the Company completed the acquisitions of two Oklahoma banking corporations. Consequently, the first half of 2018 included one-time acquisition related expenses of approximately $2.2 million, which reduced diluted earnings per share by approximately 5 cents in the first quarter.

The Company's net interest income for the second quarter of 2019 increased to $68.8 million compared to $64.9 million for the second quarter of 2018. The net interest margin for the quarter was 3.89% compared to 3.70% a year ago. The increase in margin was primarily due to the increase in the federal funds rate throughout 2018. The provision for loan losses for the second quarter of 2019 was $2.4 million compared to $1.2 million a year ago. Net charge-offs for the second quarter of 2019 and 2018 were 0.01% of average loans. Noninterest income for the quarter totaled $34.1 million, compared to $30.4 million last year. The increase in noninterest income was primarily due to growth in debit card usage fees, sweep fees and equity security gains of $821,000. Noninterest expense for the quarter totaled $56.6 million compared to $54.3 million last year. The increase in noninterest expense was primarily due to salary increases in 2019. The Company's effective tax rate was 22.0% compared to 23.2% for the second quarter of 2018. The decrease in the effective tax rate compared to the second quarter of 2018 was due to the increase in tax credits during the quarter.

At June 30, 2019, the Company's total assets were $7.6 billion, an increase of $67.8 million from December 31, 2018. Securities of $425.2 million were down $347.0 million from December 31, 2018. Loans totaled $5.1 billion, an increase of $121.2 million from December 31, 2018. Deposits totaled $6.6 billion, an increase of $8.1 million from the December 31, 2018 total. The Company's total stockholders' equity was $956.4 million, an increase of $53.6 million over December 31, 2018.

Asset quality remained strong during the second quarter of 2019. Nonperforming and restructured assets represented 0.58% of total assets at June 30, 2019, virtually unchanged from the prior year. The allowance to total loans was 1.08% up slightly from 1.03% at year-end 2018. The allowance to nonperforming and restructured loans was 148.35% compared to 136.29% at year-end 2018.

BancFirst Corporation CEO David Harlow commented, "The Company reported a good quarter and first half of 2019. Improvement in net interest income, net interest margin, non-interest income and continued strong asset quality were the primary drivers."

BancFirst Corporation (the Company) is an Oklahoma based financial services holding company. The Company's principal subsidiary bank, BancFirst, is Oklahoma's largest state-chartered bank with 107 banking locations serving 58 communities across Oklahoma. More information can be found at www.bancfirst.bank.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management's current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2019	2019	2018	2018	2018
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Condensed Income Statements:
Net interest income	$ 68,792	$ 66,903	$ 66,888	$ 65,673	$ 64,880
Provision for loan losses	2,433	1,684	1,516	747	1,225
Non-interest income:
Trust revenue	3,250	3,177	3,023	3,281	3,396
Service charges on deposits	19,114	17,663	18,554	18,103	17,537
Securities transactions	821	--	10	(64)	115
Income from sales of loans	868	698	649	800	802
Insurance commissions	4,420	5,265	4,593	5,207	3,927
Cash management	4,402	3,776	3,338	3,383	3,381
Other	1,202	1,422	1,684	2,091	1,279
Total noninterest income	34,077	32,001	31,851	32,801	30,437

Non-interest expense:
Salaries and employee benefits	36,124	36,171	35,530	35,051	34,776
Occupancy expense, net	2,953	2,627	3,307	3,386	3,396
Depreciation	3,015	2,985	2,965	2,733	2,429
Amortization of intangible assets	758	759	777	740	759
Data processing services	1,262	1,480	1,140	1,418	1,195
Net expense from other real estate owned	97	(484)	130	64	19
Marketing and business promotion	1,919	2,261	2,030	1,997	1,649
Deposit insurance	544	533	571	597	640
Other	9,936	9,874	9,716	9,823	9,393
Total noninterest expense	56,608	56,206	56,166	55,809	54,256
Income before income taxes	43,828	41,014	41,057	41,918	39,836
Income tax expense	9,661	9,177	8,332	9,035	9,250
Net income	$ 34,167	$ 31,837	$ 32,725	$ 32,883	$ 30,586
Per Common Share Data:
Net income-basic	$ 1.04	$ 0.98	$ 1.00	$ 1.01	$ 0.93
Net income-diluted	1.02	0.96	0.98	0.98	0.91
Cash dividends declared	0.30	0.30	0.30	0.30	0.21
Common shares outstanding	32,639,588	32,617,788	32,603,926	32,749,690	32,731,215
Average common shares outstanding -
Basic	32,629,146	32,612,399	32,721,626	32,742,480	32,716,350
Diluted	33,317,193	33,292,852	33,423,458	33,504,143	33,458,858
Performance Ratios:
Return on average assets	1.78%	1.69%	1.70%	1.71%	1.62%
Return on average equity	14.54	14.08	14.48	14.86	14.41
Net interest margin	3.89	3.85	3.77	3.68	3.70
Efficiency ratio	55.03	56.83	56.88	56.67	56.92

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	Six months ended June 30,
	2019	2018
Condensed Income Statements:
Net interest income	$ 135,695	$ 127,915
Provision for loan losses	4,117	1,539
Non-interest income:
Trust revenue	6,427	6,525
Service charges on deposits	36,777	34,190
Securities transactions	821	101
Income from sales of loans	1,566	1,453
Insurance commissions	9,685	9,126
Cash management	8,178	6,402
Other	2,624	2,750
Total noninterest income	66,078	60,547

Non-interest expense:
Salaries and employee benefits	72,295	68,966
Occupancy expense, net	5,580	6,798
Depreciation	6,000	4,839
Amortization of intangible assets	1,517	1,492
Data processing services	2,742	2,398
Net expense from other real estate owned	(387)	45
Marketing and business promotion	4,180	4,001
Deposit insurance	1,077	1,259
Other	19,810	20,348
Total noninterest expense	112,814	110,146
Income before income taxes	84,842	76,777
Income tax expense	18,838	16,571
Net income	$ 66,004	$ 60,206
Per Common Share Data:
Net income-basic	$ 2.02	$ 1.84
Net income-diluted	1.98	1.80
Cash dividends declared	0.60	0.42
Common shares outstanding	32,639,588	32,731,215
Average common shares outstanding -
Basic	32,620,819	32,645,693
Diluted	33,306,429	33,390,263
Performance Ratios:
Return on average assets	1.74%	1.61%
Return on average stockholders' equity	14.31	14.50
Net interest margin	3.87	3.68
Efficiency ratio	55.91	58.44

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2019	2019	2018	2018	2018
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Balance Sheet Data:

Total assets	$ 7,642,021	$ 7,709,000	$ 7,574,258	$ 7,602,438	$ 7,622,963
Interest-bearing deposits with banks	1,518,998	1,291,447	1,195,824	1,607,157	1,579,577
Debt securities	425,154	724,872	772,132	477,080	462,871
Total loans	5,105,302	5,050,221	4,984,150	4,952,267	5,017,071
Allowance for loan losses	(55,108)	(52,915)	(51,389)	(51,875)	(52,200)
Deposits	6,613,613	6,706,386	6,605,495	6,643,131	6,692,174
Stockholders' equity	956,380	927,927	902,789	884,801	862,012
Book value per common share	29.30	28.45	27.69	27.02	26.34
Tangible book value per common share (non-GAAP)(1)	26.40	25.52	24.74	24.06	23.35
Balance Sheet Ratios:
Average loans to deposits	76.07%	75.34%	74.24%	74.76%	74.38%
Average earning assets to total assets	92.43	92.42	92.48	93.04	93.11
Average stockholders' equity to average assets	12.25	12.01	11.76	11.23	11.23
Asset Quality Data:
Past due loans	$ 2,663	$ 2,170	$ 1,916	$ 4,073	$ 2,916
Nonaccrual loans	17,998	21,594	22,603	26,880	29,936
Restructured loans	16,486	14,552	13,188	13,557	14,527
Total nonperforming and restructured loans	37,147	38,316	37,707	44,510	47,379
Other real estate owned and repossessed assets	7,004	6,433	6,873	7,072	3,847
Total nonperforming and restructured assets	44,151	44,749	44,580	51,582	51,226
Nonperforming and restructured loans to total loans	0.73%	0.76%	0.76%	0.90%	0.94%
Nonperforming and restructured assets to total assets	0.58	0.58	0.59	0.68	0.67
Allowance to total loans	1.08	1.05	1.03	1.05	1.04
Allowance to nonperforming and restructured loans	148.35	138.10	136.29	116.55	110.18
Net charge-offs to average loans	0.01	0.00	0.04	0.02	0.01

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)(2):

Stockholders' equity	$ 956,380	$ 927,927	$ 902,789	$ 884,801	$ 862,012
Less goodwill	79,749	79,749	79,749	79,733	79,733
Less intangible assets, net	14,936	15,701	16,470	17,257	18,012
Tangible stockholders' equity (non-GAAP)	$ 861,695	$ 832,477	$ 806,570	$ 787,811	$ 764,267
Common shares outstanding	32,639,588	32,617,788	32,603,926	32,749,690	32,731,215
Tangible book value per common share (non-GAAP)	$ 26.40	$ 25.52	$ 24.74	$ 24.06	$ 23.35

(1) Refer to the "Reconciliation of Tangible Book Value per Common Share (non-GAAP)" Table.

(2)  Tangible book value per common share is stockholders' equity less goodwill and intangible assets, net, divided by common shares outstanding. This amount is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate the financial condition and capital strength of the Company. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

BancFirst Corporation
Consolidated Average Balance Sheets
And Interest Margin Analysis
Taxable Equivalent Basis
(Dollars in thousands - Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2019			June 30, 2019
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$ 5,082,637	$ 71,142	5.61%	$ 5,048,164	$ 140,016	5.59%
Securities – taxable	666,966	3,855	2.32	708,015	8,190	2.33
Securities – tax exempt	20,215	150	2.97	20,850	309	2.99
Interest bearing deposits with banks	1,339,375	8,135	2.44	1,306,396	15,885	2.45
Total earning assets	7,109,193	83,282	4.70	7,083,425	164,400	4.68

Nonearning assets:
Cash and due from banks	177,489			178,808
Interest receivable and other assets	457,888			454,135
Allowance for loan losses	(53,365)			(52,674)
Total nonearning assets	582,012			580,269
Total assets	$ 7,691,205			$ 7,663,694

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest bearing liabilities:
Transaction deposits	$ 738,742	$ 659	0.36%	$ 746,205	$ 1,321	0.36%
Savings deposits	2,637,248	10,424	1.59	2,631,540	20,725	1.59
Time deposits	678,680	2,719	1.61	686,627	5,293	1.55
Short-term borrowings	1,859	12	2.67	1,948	22	2.30
Junior subordinated debentures	26,804	492	7.37	26,804	983	7.39
Total interest bearing liabilities	4,083,333	14,306	1.41	4,093,124	28,344	1.40

Interest free funds:
Noninterest bearing deposits	2,626,877			2,603,725
Interest payable and other liabilities	38,459			37,010
Stockholders' equity	942,536			929,835
Total interest free funds	3,607,872			3,570,570
Total liabilities and stockholders' equity	$ 7,691,205			$ 7,663,694
Net interest income		$ 68,976			$ 136,056
Net interest spread			3.29%			3.28%
Effect of interest free funds			0.60%			0.59%
Net interest margin			3.89%			3.87%

CONTACT: Kevin Lawrence, Chief Financial Officer at (405) 270-1003 or David Harlow, Chief Executive Officer at (405) 270-1082